UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): December 27, 2009

DRUGSTORE.COM, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-26137	04-3416255
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

411 108th Ave. NE, Suite 1400, Bellevue, Washington 98004

(Address of Principal Executive Offices, Including Zip Code)

(425) 372-3200

(Registrant’s Telephone Number, Including Area Code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry Into a Material Definitive Agreement.

On December 27, 2009, drugstore.com, inc., a Delaware corporation, and Silk Acquisition Corp., a Delaware corporation and a wholly owned subsidiary of drugstore.com, entered into a definitive Agreement and Plan of Merger with Salu, Inc., a Delaware corporation, certain of the principal stockholders of Salu, and a representative of all stockholders of Salu.

Upon the terms and subject to the conditions of the merger agreement, Silk Acquisition Corp. will merge with and into Salu, with Salu surviving as a subsidiary of drugstore.com. At the effective time of the merger, drugstore.com will acquire all of the outstanding capital stock of Salu.

Pursuant to the merger agreement, the stockholders of Salu (other than holders of dissenting shares) will receive an initial payment of approximately $36 million, consisting of $18 million cash (less certain transaction expenses and the amount of financial debt (net of cash and cash equivalents), and subject to a net working capital adjustment) and drugstore.com common stock with an aggregate value of approximately $18 million. Of this initial consideration, approximately $2.7 million in cash and $2.7 million in drugstore.com common stock will be paid into escrow to secure post-closing indemnification obligations of the stockholders. Additionally, certain senior management of Salu will be eligible to receive a performance incentive payment payable in cash over a two-year period commencing in fiscal year 2010 with an aggregate value of up to $2.5 million based on the achievement of certain performance targets and integration milestones. The merger agreement provides that any options to acquire Salu common stock that are not exercised as of the effective time of the merger shall be cancelled.

The merger agreement contemplates that drugstore.com will submit to the California Commissioner of Corporations an application for a permit pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968 so that, if approved, the issuance of drugstore.com common stock as part of the merger consideration would be exempt from registration under federal securities laws by virtue of the exemption provided by Section 3(a)(10) of the Securities Act of 1933, as amended.

drugstore.com and Salu have agreed to customary representations, warranties and covenants in the merger agreement, including, among others, pre-closing covenants by Salu to carry on its business in the ordinary course consistent with past practices and not to engage in certain kinds of transactions without the consent of drugstore.com. The merger agreement contains provisions designed to cause the transactions contemplated thereby to qualify as a tax-free exchange to Salu stockholders with respect to the stock portion of the merger consideration.

The completion of the merger is subject to customary closing conditions, including, among others, that neither drugstore.com nor Salu shall have experienced a material adverse effect (as defined in the merger agreement). The merger agreement also contains certain termination rights for both drugstore.com and Salu.

The boards of directors of drugstore.com and Salu have unanimously approved the Merger Agreement.

James O. Steeb, CEO of Salu, is the beneficial owner of approximately 7.7% percent of Salu’s capital stock (on an as-converted basis).

The merger agreement also includes various other provisions customary for transactions of this nature. The foregoing is a summary of the material provisions of the merger agreement. This summary is not intended to be complete and is qualified in its entirety by reference to the merger agreement, which drugstore.com intends to file with the SEC. Stockholders of drugstore.com are not third-party beneficiaries under the merger agreement and should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of drugstore.com, Salu or any of their respective subsidiaries. A copy of drugstore.com’s press release announcing the execution of the merger agreement is attached to this report as Exhibit 99.1.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

drugstore.com will finance a portion of the cash payable at the closing of the merger described in Item 1.01 and thereafter by borrowing up to $10 million under its revolving two-year line of credit pursuant to its March 2009 loan and security agreement with its existing bank. This amount will accrue interest at the higher of prime rate plus 0.50% (3.75% at December 28, 2009), or 4.50%. The loan and security agreement contains certain covenants that are customary in transactions of this nature, including a prohibition on other debt and liens, requirements regarding the payment of taxes, and certain restrictions on mergers and acquisitions, investments, and transactions with our affiliates, as well as certain financial covenants related to our cash and cash equivalents and our free cash flow, with which it was in compliance as of November 29, 2009, the date of its last assessment under the terms of the loan and security agreement. The agreement identifies certain events of default that are customary for transactions of this nature and subject to materiality provisions and grace periods where appropriate, including failure to pay any principal or interest under this facility or other instruments when due, the occurrence of a material adverse change, violations of any covenants, a material cross-default to its other debt, or a change of control. As of December 28, 2009, none of these events had occurred.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosure set forth in Item 1.01 above is incorporated by reference into this Item 3.02. The merger agreement provides that drugstore.com will file a permit application for a public fairness hearing before the Commissioner of Corporations of the State of California pursuant to Sections 25121 and 25142 of the California Corporate Securities Law of 1968. In the event that such permit is obtained, drugstore.com will rely on an exemption from registration provided by Section 3(a)(10) of the Securities Act of 1933, as amended, for the issuance of the drugstore.com common stock in the transaction.

Item 7.01	Regulation FD Disclosure.

On December 28, 2009, drugstore.com, inc. issued a press release announcing the execution of the merger agreement. A copy of that press release is attached to this report as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

99.1	Press release dated December 28, 2009.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DRUGSTORE.COM, INC. (Registrant)

By:	/s/ ROBERT POTTER
Robert Potter Vice President, Chief Accounting Officer

Date: December 28, 2009